EXHIBIT 10.5

AMENDMENT NO. 1 TO
CREDIT AND SECURITY AGREEMENT

         THIS AMENDMENT NO. 1 dated as of March 14, 2002 (this “Amendment”), to the Credit and Security Agreement between Borrower and Lender dated as of August 14, 2001 (as amended or modified and in effect on the date hereof, the “Credit Agreement”) and the amendment and restatement of the $5,000,000 Master Promissory Note due February 28, 2001 (as amended or modified and in effect on the date hereof, the “Promissory Note”) dated August 14, 2001, are each made between BANKERS INSURANCE GROUP, INC., a Florida corporation (“Borrower”), and INSURANCE MANAGEMENT SOLUTIONS GROUP, INC., a Florida corporation (“Lender”). Capitalized terms defined in the Credit Agreement shall have the same respective meanings herein, unless herein otherwise defined.

W I T N E S S E T H:

         WHEREAS, Borrower has requested certain modifications to the Credit Agreement and the Promissory Note as provided herein;

         WHEREAS, Lender is willing to modify the Credit Agreement and the Promissory Note as set forth herein, subject to the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

         1.  AMENDMENTS TO THE CREDIT AGREEMENT.  The Credit Agreement shall be and is hereby amended, effective on the Amendment Effective Date (as defined in Section 3 below), as follows:

a. Section 4(c) of the Credit Agreement shall be and is hereby amended by deleting the date “February 28, 2002” and substituting the date “May 31, 2002” therefor.

b. Section 5 of the Credit Agreement shall be and is hereby amended by deleting the date “February 28, 2002” therefrom and substituting the date “May 31, 2002” therefor.

         2.  AMENDMENT AND RESTATEMENT OF THE PROMISSORY NOTE.  The Promissory Note shall be and is hereby amended by deleting it in its entirety and substituting therefor the form of Master Promissory Note attached as Exhibit A hereto.

         3.  EFFECTIVENESS.  The amendments to the Credit Agreement and the Promissory Note set forth in Sections 1 and 2 above shall become effective on the date hereof (the “Amendment Effective Date”) if, and only until, each of the following conditions precedent hereto shall be satisfied:

a. Lender shall have received all of the following, each duly executed and dated the date hereof, in form and substance satisfactory to Lender: (i) counterparts hereof, duly executed by and authorized by Borrower and Lender and (ii) a replacement Master Promissory Note in the principal amount of Five Million and 00/100 Dollars ($5,000,000) and with a stated maturity date of May 31, 2002, duly executed and authorized by Borrower, substantially in the form of Exhibit A attached hereto.

b. Each of the following statements shall be true and correct as of the Amendment Effective Date and after giving effect to this Amendment:

i.	no Event of Default or Default has occurred and is continuing or would occur as a result of the effectiveness of this Amendment, and Borrower is not in violation of any law or governmental regulation or court order or decree; and

ii.	the representations and warranties set forth in Section 9 of the Credit Agreement, in the Promissory Note and in each Loan Document are true and correct on and as of the Amendment Effective Date as if made on and as of such date.

         4.  GOVERNING LAW.  This Amendment shall be construed in accordance with and governed by the laws of the State of Florida, without regard to any choice of law provisions. Further, the venue for any action brought to enforce any of the provisions hereof shall be in a state court of competent jurisdiction in Pinellas County, Florida, and any action commenced in any other forum may be removed to a state court of competent jurisdiction in Pinellas County, Florida.

         5.  COUNTERPARTS.  This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same document.

         6.  REFERENCE TO CREDIT AGREEMENT AND LOAN DOCUMENTS.  Except as herein amended, the Credit Agreement shall remain in full force and effect. As amended hereby, the Credit Agreement is hereby ratified, approved and confirmed in all respects. On and after the Amendment Effective Date, each reference to the Credit Agreement in the Loan Documents, in the Promissory Note and in any other agreement, document or instrument executed and delivered pursuant to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

         7.  SUCCESSORS.  This Amendment shall be binding upon Borrower, Lender and their respective successors and assigns, and shall inure to the benefit of Borrower, Lender and their respective successors and assigns.

         8.  NOTICES.  Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment may refer to the Credit Agreement and the Promissory Note without making specific reference to this

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Amendment but nevertheless all references shall include this Amendment unless the context otherwise requires.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered at Chicago, Illinois, as of the date first written above.

BANKERS INSURANCE GROUP, INC. (“Borrower”)

By:

Name:	Robert G. Southey

Title:	Secretary

INSURANCE MANAGEMENT SOLUTIONS GROUP, INC. (“Lender”)

By:

Name:	David M. Howard

Title:	Chief Executive Officer

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Exhibit A

MASTER PROMISSORY NOTE

$5,000,000.00	August 14, 2001

         FOR VALUE RECEIVED, the undersigned, BANKERS INSURANCE GROUP, INC., a Florida corporation (herein “Debtor”), promises to pay to the order of INSURANCE MANAGEMENT SOLUTIONS GROUP, INC., a Florida corporation, together with any other holder hereof (herein “Holder”), the principal sum of Five Million and 00/100 ($5,000,000) U.S. Dollars, together with interest thereon from the date hereon at a rate equal to the “Prime Rate” (as hereinafter defined) plus 1.5% per annum, both principal and interest being payable at Holder’s place of business, 360 Central Avenue, St. Petersburg, Florida 33701 or at such other place as Holder may designate from time to time, in the following manner:

Commencing on the first day of September, 2001, all accrued and unpaid interest shall be due and payable on the first day of each calendar month of each and every year (a “Payment Date”). All unpaid principal and interest shall be due and payable in full on May 31, 2002.

         Credit and Security Agreement.  Unless the context shall otherwise require, capitalized terms not defined herein shall have the meanings assigned thereto in the Credit and Security Agreement dated of even date herewith, being executed and delivered by and between Debtor and Holder.

         Rate.  For the purpose of this Note, the “Prime Rate” shall mean the base rate on corporate loans posted by at least seventy-five percent (75%) of the nation’s 30 largest banks, as quoted in the “Money Rates” section of the Wall Street Journal, or if such rate is discontinued, then the Holder shall substitute an index, as determined by Holder, to be comparable, in its sole discretion.

         Proceeds.  It is contemplated that all proceeds extended to Debtor under this Note shall be used exclusively for advances to Bankers Underwriters, Inc., a Florida corporation and wholly-owned subsidiary of Debtor as well as for various working capital requirements related to Debtor’s on-going operation.

         Master Note.  This Note is a master note, and it is contemplated that any amounts and liability incurred in the on-going operation thereof on behalf of Debtor and as evidenced hereby will be advanced from time to time to the Debtor by Holder in installments, as requested by the Debtor and agreed to by Holder, under the Credit and Security Agreement of even date hereof between Debtor and Holder.

         Advances.  It is further contemplated that any amounts advanced under this Note may be prepaid from time to time by the Debtor. Debtor may borrow, repay and reborrow hereunder at any time, up to a maximum aggregate amount outstanding at any one time equal to the principal amount of this Note, any other documents executed in connection with this Note, or any other note or other loan documents now or hereafter executed in connection with any other obligation of Debtor to Holder, and provided that the borrowings hereunder do not exceed any borrowing base or other limitation on borrowings by Debtor. By reason of such prepayments hereon there may be times when no indebtedness is owing hereunder, and notwithstanding any such occurrence, this Note shall remain valid and shall be in full force and effect as to each subsequent principal advance made hereunder. Each principal advance and each payment made pursuant to this Note shall be reflected by notations made by Holder on the grid attached hereto and Holder is hereby authorized to record on such grid all such principal advances and payments. The aggregate unpaid amounts reflected by the notations made by Holder on the attached grid shall be deemed rebuttably presumptive evidence of the principal amount remaining outstanding and unpaid on this Note. No failure of Holder so to record any advance or payment shall limit or otherwise affect the obligation of the Debtor hereunder with respect to any advance, and no payment of principal by the Debtor shall be affected by the failure of Holder so to record the same.

         Advance Obligations.  Nothing herein contained shall obligate or require Holder to make any advances hereunder and all advances shall be made at the option of Holder. Holder shall incur no liability for its refusal to advance funds based upon its determination that any conditions of further advances have not been met by Debtor. This Note shall be valid and enforceable as to the aggregate amount advanced at any time hereunder, whether or not the full-face amount hereof is advanced.

         Application of Payments.  Each payment on the indebtedness evidenced hereby will first reduce charges related to this Note owed by the Debtor that are neither principal nor interest. The remainder of each such payment will be applied first to the interest then accrued on said principal sum remaining unpaid, and then to the reduction of such unpaid principal. Any partial prepayments of principal will be applied to installments due in the inverse order of their maturity and no such prepayment of principal will have the effect of postponing, satisfying, reducing, or otherwise affecting any scheduled installment before the principal of and interest on this Note is, and all other charges due hereunder are, paid in full. Principal and interest shall be payable in lawful money of the United States of America.

         Prepayment.  The Holder hereof shall not incur any penalty upon the prepayment of all or any part of the indebtedness evidenced hereby.

         Interest Calculation.  Interest shall be calculated on all amounts advanced based on the actual number of days said amounts are outstanding. Interest shall be computed on the basis of a year of actual number of days per year [i.e., three hundred sixty-five (365) days] and charged for the actual number of days in the payment period.

         Maximum Rate.  Debtor shall have no obligation to pay interest or payments in the nature of interest in excess of the maximum rate of interest allowed to be contracted for by law, as changed from time to time, applicable to this Note (herein “Maximum Rate”). Any interest in excess of the Maximum Rate paid by Debtor (herein “Excess Sum “) shall be credited as a payment of principal or, if Debtor so requests in writing, returned to Debtor; or, if the indebtedness and other obligations evidenced by this Note have been paid in full, returned to Debtor together with any interest at the same rate as was paid by Debtor during such period. Any Excess Sum credited to principal shall be credited as of the date paid to Holder. Holder may, without such action constituting a breach of any obligations to Debtor, seek judicial determination of the applicable rate of interest, and its obligation to pay or credit any proposed Excess Sum to Debtor.

         Collateral.  The obligations under this Note are secured by and subject to the terms and conditions of the Credit and Security Agreement and various other loan documents of even date hereof, executed by and between Debtor and Holder, respectively.

         Past Due.  Time is of the essence hereunder. If any payment of principal or interest hereby required is overdue for more than ten (10) days, the Holder of this Note may, at its option, and without notice, declare the entire balance of principal then remaining unpaid to be immediately due and payable, and any failure to exercise said option shall not constitute a waiver of the right to exercise the same at any other time. Further, Holder of this Note may, at its option, and without notice, adjust the interest due on the aggregate principal amount remaining due and unpaid, together with accrued interest, upward, to the rate of eighteen percent (18%) per annum, or the Maximum Rate of interest permitted by law, whichever rate shall be the lesser, which rate of interest, as adjusted upward, shall be paid on all sums due hereunder until the said sums have been paid in full, regardless of any payments made by the maker hereof, and accepted by the Holder, after said option has been exercised. Upon default in making any payment hereby required, Debtor promises to pay all costs and expenses, including reasonable attorneys’ fees (including the cost of any appeals), of not less than ten percent (10%), incurred in collecting this Note by legal proceedings or through an attorney.

         Remedies.  The remedies of Holder herein and in the Credit and Security Agreement shall be cumulative and concurrent, and may be pursued singularly, successively, or together, at the sole discretion of Holder, and may be exercised as often as occasion therefor shall arise. No action or omission of Holder, including specifically any failure to exercise or forbearance in the exercise of any remedy, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Holder and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing or as constituting a course of dealing, nor shall it be construed as a bar to, or as a waiver or release of, any subsequent remedy as to a subsequent event.

         Set-Off.  In addition to all liens upon, and rights of sets-off against, any monies, securities, or other property of the Debtor given to Holder by law, Holder shall have a lien upon and a right of set-off against all monies, securities and other property of the Debtor now or hereafter in the possession of, or on deposit with, Holder, whether held in a general or special account or deposit for safekeeping, in trust or otherwise, and every such lien and right of set-off as may be exercised without demand upon or notice to the Debtor, and the Holder shall have no liability with respect to any of Debtor’s checks or other items which may be returned or other fund transfers which may not be made due to insufficient funds thereafter.

         Exercise/Modification.  Neither any failure nor any delay on the part of Holder in exercising any right, power or privilege under this Note shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege. No modification, amendment or waiver of any provision of this Note shall be effective unless in writing and signed by a duly authorized officer of Holder, and then the same shall be effective only in the specific instance and for the purposes for which given. No notice to, or demand on, the Debtor in any case shall entitle the Debtor to any other or further notice or demand in the same, similar or other circumstances.

         Severability.  Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         Waiver.  Debtor and any other person liable for the payment hereof respectively, hereby expressly waives any valuation and appraisal, presentment, demand for payment, notice of dishonor, protest, notice of non-payment or protest, all other forms of notice whatsoever, and diligence in collection.

         No Waiver.  Acceptance of payments marked “payment in full” or “in satisfaction” or words to similar effect, shall not affect the duty of Debtor to pay all obligations due hereunder, and shall not affect the right of Holder to pursue all remedies available to it hereunder or under any other agreement between the Debtor hereof and the Holder, including but not limited to the Credit and Security Agreement and Stock Option Agreement each dated of even date herewith.

         Jury Trial.  DEBTOR AND ANY OTHER PERSON LIABLE FOR PAYMENT HEREOF, BY EXECUTING THIS NOTE OR ANY OTHER DOCUMENT CREATING SUCH LIABILITY, WAIVE THEIR RIGHT TO A TRIAL BY JURY IN ANY ACTION, WHETHER ARISING IN CONTRACT OR TORT, BY STATUTE OR OTHERWISE, IN ANY WAY RELATED TO THIS NOTE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER’S EXTENDING CREDIT TO DEBTOR AND NO WAIVER OR LIMITATION OF HOLDER’S RIGHTS UNDER THIS PARAGRAPH SHALL BE EFFECTIVE UNLESS IN WRITING AND MANUALLY SIGNED ON HOLDER’S BEHALF.

         Jury Trial Consideration.  Debtor acknowledges that the above paragraph has been expressly bargained for by Holder as part of the loan evidenced hereby and that, but for Debtor’s agreement and the agreement of any other person liable for payment hereof thereto, Holder would not have extended the loan for the term and with the interest rate provided herein.

         Binding.  The provisions of this Note shall be binding upon the heirs, successors and assigns of Debtor, except that Debtor may not assign or transfer its obligation hereunder without the written consent of Holder, and shall inure to the benefit of Holder, its successors and assigns.

         Governing Law.  This Note is to be governed by and construed under the laws of the State of Florida, without regard to choice of law provisions as amended, except as modified by the laws and regulations of the United States of America.

         Venue.  Debtor hereby consents and submits to the jurisdiction of the courts of the State of Florida and, notwithstanding his, her, their or its place of residence or organization or the place of execution of this Note, any litigation relating hereto, whether arising in contract or tort, by statute or otherwise, shall be brought in (and, if brought elsewhere, may be transferred to) a State Court of competent jurisdiction in Pinellas County, Florida.

         Paragraph Headings; Gender and Number.  The headings inserted at the beginning of each paragraph are for convenience of reference only and shall not limit or otherwise affect or be used in the construction of any of the terms or provisions hereof. The plural shall include the singular and the singular, the plural, wherever the context so admits. The masculine shall include the feminine and the neuter; the feminine, the masculine and the neuter; and the neuter, the masculine and the feminine.

         Replacement Note.  This Note constitutes a replacement and substitute for the Master Promissory Note dated August 14, 2001, of Borrower payable to the order of Holder in the principal amount of Five Million and 00/100 ($5,000,000) Dollars and with a stated maturity date of February 28, 2002 (the “Original Note”). The indebtedness evidenced by the Original Note is continuing indebtedness of Borrower, and nothing herein shall be deemed to constitute a payment, settlement or novation of the Original Note, or to release or otherwise adversely affect any lien, mortgage or security interest securing such indebtedness or any rights of Holder against any party primarily or secondarily liable for such indebtedness.

DEBTOR:

BANKERS INSURANCE GROUP, INC.

By:

Name:

Title:

GRID REFLECTING PAYMENTS

OUTSTANDING
	AMOUNT	INTEREST	PRINCIPAL	PRINCIPAL
DATE	ADVANCED	PAYMENT	PAYMENT	BALANCE